
                                                                         NSAR ITEM 77O

                                                       VK Advantage Pennsylvania Municipal Income Trust
                                                                      10f-3 Transactions

  UNDERWRITING #            UNDERWRITING           PURCHASED FROM  AMOUNT OF SHARES  % OF UNDERWRITING      DATE OF PURCHASE
                                                                      PURCHASED


         1         Virgin Island Public Financing   PaineWebber        1,000,000           0.335%              11/10/99


Underwriting Participants:

Underwriters for #1
-------------------
Morgan Stanley & Co. Incorporated
Roosevelt & Cross